                                                                 Exhibit 16.1


                             PricewaterhouseCoopers
                        First Interstate Center, Suite 1800
                               999 Third Avenue
                             Seattle, WA  98104-4098
                                (206) 622-8700


December 20, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Commissioners:

We have read the statements made by The Pathways Group, Inc. (copy attached), which we understand has been filed with the Commission, pursuant to Item 4 of Form 8-KA, as part of the Company's Form 8-KA report dated October 20, 2000. We agree with the statements concerning our Firm in such Form 8-KA.


Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP